                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      ROBINSON NUGENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (4) Date Filed:
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
                             ROBINSON NUGENT, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 6, 1997

    The Annual Meeting of Shareholders of Robinson Nugent, Inc. will be held at the Holiday Inn Lakeview, 505 Marriott Drive, Clarksville, Indiana, on Thursday, November 6, 1997, at 10:00 a.m. (EST) for the following purposes:

    1. To elect three directors to serve for terms of three years and two directors for terms of two years;

    2. To vote upon the approval of an amendment to the 1993 Robinson Nugent, Inc. Employee and Non-Employee Director Stock Option Plan;

    3. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as certified public accountants for the Company for the fiscal year ending June 30, 1998; and

    4.  To transact such other business as may properly come before the meeting.

    Holders of Common Shares of record at the close of business on September 15, 1997 are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors
                                          Richard L. Mattox, Secretary

October 3, 1997
New Albany, Indiana

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

                             ROBINSON NUGENT, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 6, 1997

GENERAL INFORMATION

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Robinson Nugent, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on November 6, 1997, and at any adjournment thereof. The meeting will be held at the Holiday Inn Lakeview, 505 Marriott Drive, Clarksville, Indiana. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about October 3, 1997.

    A shareholder, who signs and returns the enclosed proxy, may revoke it at any time before it is exercised. The revocation must be executed by written notice to the Secretary of the Company, by the submission of a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All proxies returned prior to the meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted (1) FOR the election of the nominees for director named below, (2) FOR the approval of an amendment to the 1993 Robinson Nugent, Inc. Employee and Non-Employee Director Stock Option Plan, and
(3) FOR the proposal to ratify the selection of Deloitte & Touche LLP as certified public accountants for the Company for the fiscal year ending June 30, 1998.

    As of the close of business on September 15, 1997, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,891,765 Common Shares of the Company. Each outstanding Common Share is entitled to one vote. The Company has no other voting securities. Shareholders do not have cumulative voting rights.

    The presence in person or by proxy of a majority of the Common Shares is necessary in order to constitute a quorum at the Annual Meeting. Proxies marked as abstaining will be treated as present for purposes of determining a quorum and will be treated as present and entitled to vote on any matter as to which abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because the beneficial owner has withheld voting instructions will be treated as present for purposes of determining a quorum but will not be counted as voting on any matter as to which a non-vote is indicated on the proxy.

    A copy of the Annual Report of the Company, including financial statements and a description of operations for the fiscal year ended June 30, 1997, has preceded or accompanies this proxy statement. The financial statements contained in that report are not incorporated by reference herein.

    All expenses in connection with solicitation of proxies will be borne by the Company. The Company will provide copies of this proxy statement, the accompanying form of proxy, and the Annual Report to brokers, dealers, banks and voting trustees, and their nominees, for mailing to beneficial owners and, upon request therefor, will reimburse such record holders for their reasonable expenses in forwarding solicitation material. The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit in person or by telephone.

    Shareholder proposals to be considered for presentation to the 1998 Annual Meeting of Shareholders must be submitted in writing and received by the Company on or before June 5, 1998.

    The mailing address of the principal offices of the Company is 800 East Eighth Street, Post Office Box 1208, New Albany, Indiana 47151-1208.

BENEFICIAL OWNERSHIP OF COMMON SHARES

    The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of five percent or more of the outstanding Common Shares of the Company as of September 15, 1997 and also sets forth such data with respect to each director of the Company, each officer listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the shares indicated.

                                         NUMBER OF       PERCENT
                                        SHARES (1)       OF CLASS
                                      ---------------  ------------
PRINCIPAL SHAREHOLDERS
Samuel C. Robinson                      1,141,274(2)         21.9%
 226 Lely Beach Blvd.
 Bonita Springs, Florida 34134

Lawrence Mazey                            360,329(8)          6.9%
 228 Santee Path
 Louisville, Kentucky 40207

James W. Robinson                         307,404(8)          5.9%
 7621 State Road 62
 Lanesville, Indiana 47136

Dimensional Fund Advisors, Inc.           296,000             5.7%
 1299 Ocean Avenue
 Santa Monica, California 90401

DIRECTORS AND EXECUTIVE OFFICERS
Samuel C. Robinson                      1,141,274(2)         21.9%
James W. Robinson                         307,404(8)          5.9%
Larry W. Burke                            218,669(3)          4.2%
Richard L. Mattox                          31,810(8)        *
Jerrol Z. Miles                            17,280(8)        *
Diane T. Maynard                           19,000(4)(8)      *
Patrick C. Duffy                           35,000(8)        *
Donald C. Neel                              --   (10)       --
Ben M. Streepey                             1,000(10)       *
Richard W. Strain                          14,000(8)        *
W. Michael Coutu                           43,997(5)        *
David W. Pheteplace                        30,842(6)        *
J. Henk van Melsen                         18,200(7)        *
Leong Chun Kin                              4,200(11)       *
All directors and executive officers    1,885,376(9)         36.2%
 as a group (14 persons)

------------------------

 *Less than 1%.

 (1) The table includes certain shares owned of record by the Company's 401(k) Plan and the 1993 Employee Stock Purchase Plan. The participants in these Plans, as noted in the following footnotes, have voting rights but no rights of disposition with respect to the shares allocated to their respective accounts.

 (2) Includes 14,608 shares owned of record by Mr. Robinson's wife, as to which she possesses sole voting and investment power, and 7,443 shares owned of record by National City Bank, Southern Indiana, as trustee for the benefit of a child, as to which Mr. Robinson and the trustee share voting and investment power. Mr. Robinson disclaims any beneficial interest in these shares.

 (3) Includes 348 shares owned of record by Mr. Burke's wife, as to which he disclaims any beneficial interest; 153,672 shares subject to immediately exercisable options granted pursuant to the Company's Employee Stock Option Plans; and 63,796 shares allocated to Mr. Burke's account pursuant to the Company's 401(k) Plan and the 1993 Employee Stock Purchase Plan.

 (4) Ms. Maynard shares voting and investment power with her husband with respect to shares.

 (5) Includes 27,500 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee Stock Option Plan.

 (6) Includes 25,000 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee Stock Option Plan.

 (7) Represents 18,200 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee Stock Option Plans.

 (8) Includes 14,000 shares which each named individual may acquire upon exercise of stock options granted to Non-Employee members of the Board of Directors under the 1993 Employee and Non-Employee Director Stock Option Plan.

 (9) Includes in the aggregate 314,272 shares which may be acquired within 60 days upon the exercise of outstanding stock options held by Non-Employee directors and executive officers and 63,796 shares allocated to the accounts of executive officers pursuant to the Company's 401(k) Plan and the 1993 Employee Stock Purchase Plan.

(10) On January 23, 1997, the Board of Directors appointed Donald C. Neel and Ben M. Streepey to the Board.

(11) Represents 4,200 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee Stock Option Plan.

                            1. ELECTION OF DIRECTORS

NOMINEES

    The Bylaws of the Company provide for ten directors, divided into two classes of three persons and one class of four persons, each of whom is to be elected for a three-year term. On January 23, 1997, the Board of Directors appointed Donald C. Neel and Ben M. Streepey to fill existing vacancies on the board. Messrs. Neel and Streepey have been nominated for election at the annual meeting for two-year terms, and Samuel C. Robinson, Jerrol Z. Miles and Richard
W. Strain, whose terms of office expire at the annual meeting, each have been nominated for reelection to an additional three-year term.

    Unless authority to vote for such nominees is withheld, the accompanying proxy will be voted FOR the election of Messrs. Neel, Streepey, Robinson, Miles and Strain. However, the persons designated as proxies reserve the right to vote for another person designated by the Board of Directors in the event any nominee is unable or unwilling to serve. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve. Proxies will not be voted for more than five nominees. Directors are elected by a plurality of the Common Shares voted in the election.

    The following table sets forth information with respect to each nominee for election to the Board of Directors, and with respect to each director whose term of office will continue.

                                                               SERVED
                                                                 AS       TERM OF
                                       POSITIONS HELD         DIRECTOR     OFFICE
          NAME              AGE       WITH THE COMPANY         SINCE      EXPIRES
-------------------------   ---   -------------------------   --------    --------
Samuel C. Robinson          65    Chairman of the Board of      1955         1997
                                   Directors

James W. Robinson           63    Director                      1955         1999

Larry W. Burke              57    President and Chief           1990         1999
                                   Executive Officer and
                                   Director

Richard L. Mattox           63    Secretary and Director        1964         1998

Jerrol Z. Miles             57    Director                      1974         1997

Diane T. Maynard            49    Director                      1990         1998

Patrick C. Duffy            60    Director                      1991         1998

Richard W. Strain           56    Director                      1991         1997

Donald C. Neel              52    Director                    January        1997
                                                                1997

Ben M. Streepey             41    Director                    January        1997
                                                                1997

BUSINESS EXPERIENCE OF DIRECTORS

    Except as described below, the principal occupations of the directors and nominees have not changed during the past five years.

    Samuel C. Robinson retired as Chairman of the Board and Chief Executive Officer of the Company on June 30, 1985. He was reelected to the position of Chairman of the Board on March 6, 1990. He also served as a director of National City Bank, Southern Indiana, New Albany, until February, 1994.

    James W. Robinson served as Executive Vice President and Treasurer of the Company until June 30, 1985, at which time he was elected as Chairman of the Board. He served as Chairman of the Board of the Company until his resignation on January 29, 1987. Mr. Robinson is active in various independent investments unrelated to the activities of the Company. He is also a director of Caldwell Tanks, Inc., Community Bank of Southern Indiana, Hughes Group, Inc., StemWood Corp., CT Services Corp., SCI Broadcasting, Inc., Community Bank Shares of Indiana, Inc., and Sunnyside Communications, Inc., all of which are located in the Louisville, Kentucky metropolitan area.

    Larry W. Burke has served as President and Chief Executive Officer of the Company since March 6, 1990. He served as Executive Vice President of the Company from April, 1986 to March, 1990. Commencing in 1996, Mr. Burke served as a Director of Heritage Bank of Southern Indiana, a subsidiary of Community Bank Shares of Indiana, Inc. He also serves as a member of the Board of Advisors of Indiana University Southeast, New Albany, Indiana.

    Richard L. Mattox is a partner in the law firm of Mattox & Mattox in New Albany, Indiana and acted as legal counsel to the Company during fiscal 1997.

    Jerrol Z. Miles is a Senior Vice President of National City Bank, Kentucky, located in Louisville, Kentucky, where his primary responsibility is management of commercial loans and special credit departments. He also serves as a member of the Board of Advisors of Indiana University Southeast, New Albany, Indiana.

    Diane T. Maynard is the owner of several small businesses in the Louisville, Kentucky area.

    Patrick C. Duffy has been a management consultant since 1988 to various businesses with emphasis on system management and electronics research, development and manufacturing. Prior to 1998, Mr. Duffy was president of Chrysler Corporation Space Division. Chrysler Corporation Space Division designed and manufactured automotive wire harness and was involved with the Apollo launch program. He was the President and owner of Switches, Inc., an Indiana company that designed and manufactured electronics for the automotive industry. Mr. Duffy is Chairman of the Board of Acordia Southeast, an insurance brokerage firm covering Florida, Georgia and Louisiana, with headquarters in Clearwater, Florida.

    Donald C. Neel is president and CEO of Health Network International (HNI). HNI develops software and services in the field of personal health management. He was formerly an executive at Eli Lilly and Company holding a variety of global positions in finance, information systems and general management. Mr. Neel is a member of Ball State University's Advisory Board for the Center for Information and Communication Sciences.

    Ben M. Streepey is Vice President-Business Printers and General Manager-Laser Printers for Lexmark International located in Lexington, Kentucky. He is responsible for worldwide research, development and manufacturing for business printers and related supplies.

    Richard W. Strain has held a variety of positions with Eli Lilly and Company. From July 1984 until 1990, he served as president of the Medical Instrument Systems Division; and from 1990 to April 1992, he served as vice president for Business Development and Pricing. In May 1992, Mr. Strain was elected as president/CEO of Heart Rhythm Technologies, and in December 1993 he returned to Eli Lilly and Company headquarters. Since his retirement from Eli Lilly and Company, Mr. Strain has been president/ CEO of a biotech company, participated in healthcare consulting, and served on several boards.

FAMILY RELATIONSHIPS

    Samuel C. Robinson and James W. Robinson are brothers. There is no other family relationship among the directors and executive officers of the Company.

COMPENSATION OF DIRECTORS

    In fiscal 1997, members of the Board of Directors who are not employees of the Company received remuneration in the amount of $8,000 per year, and in addition received $1,200 for each meeting of the Board of Directors attended. Committee members received a minimum of $400 per meeting attended plus $200 per hour for attendance beyond two hours. During fiscal 1997, Samuel C. Robinson received for his services, as Chairman of the Board of Directors, $2,000 per quarter and $1,700 per meeting, plus reimbursement of expenses. The Chairpersons of the Audit and Compensation Committees received $500 for their services in such capacities during fiscal 1997. Members of the Board of Directors who are employees of the Company receive no separate remuneration for their service as directors. The same compensation plan is effective for fiscal 1998.

    Under the provisions of the 1993 Employee and Non-Employee Director Stock Option Plan approved by the shareholders in November, 1993, Non-Employee directors are granted non-qualified stock options (NQSOs) annually to purchase 4,000 Common Shares of the Company at the then current market price. Such options were granted to seven Non-Employee Directors on September 13, 1993, September 13, 1994, September 13, 1995 and September 13, 1996, at an exercise price of $8.75, $6.00, $8.625, and $4.75 per Common Share, respectively. Additional options to purchase 4,000 Common Shares were granted on September 13, 1997 to eight Non-Employee Directors with an exercise price of $7.375 per Common Share. Options are exercisable 50% after one year from date of grant and 100% after two years from date of grant, and expire ten years from the date of grant.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors is comprised of Richard
L. Mattox, Diane T. Maynard, Ben M. Streepey, and Richard W. Strain. The Compensation Committee also serves as the Stock Option Committee of the Board of Directors. The responsibilities of the Compensation Committee include making recommendations to the Board of Directors with respect to: compensation arrangements for the executive officers of the Company; policies relating to salaries and job descriptions; insurance programs; and benefit programs of the Company, including its retirement plans. The Stock Option Committee administers the 1993 Employee and Non-Employee Director Stock Option Plan. Each of these committees met two times during fiscal 1997.

    The Audit Committee of the Board of Directors is comprised of Patrick C. Duffy, Donald C. Neel, James W. Robinson, and Jerrol Z. Miles. The Audit Committee reviews with the auditors the scope of the audit work performed, any questions arising in the course of such work and inquiries as to other pertinent matters such as internal accounting controls, financial reporting, security and personnel staffing. The committee met six times during fiscal 1997.

    The Board of Directors has no Nominating Committee. The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Secretary, Robinson Nugent, Inc., P. O. Box 1208, New Albany, Indiana 47151-1208.

    The Board of Directors met five times during fiscal 1997. No director attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 1997, the Compensation Committee was comprised of Richard
L. Mattox, Diane T. Maynard, Ben M. Streepey, and Richard W. Strain. Except for Mr. Richard L. Mattox and Mr. James W. Robinson, none of the other members of the Compensation Committee are now serving or previously have served as officers of the Company or any subsidiary, and none of the Company's executive officers serve as directors of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated. Mr. Richard L. Mattox serves as Corporate Secretary of the Company and various subsidiaries, but receives no compensation for his services in such capacity. Mr. James W. Robinson held various executive officer positions with the Company until his retirement in 1987.

EXECUTIVE COMPENSATION

    GENERAL

    The following Summary Compensation Table sets forth certain information with respect to the aggregate compensation paid during each of the last three years to the Company's President and Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus exceeded $100,000 during fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                       ANNUAL COMPENSATION           ------------------------
                                              -------------------------------------  RESTRICTED
                                                                     OTHER ANNUAL       STOCK      OPTIONS/      ALL OTHER
                                               SALARY      BONUS     COMPENSATION     AWARD(S)       SAR'S     COMPENSATION
                                     YEAR        ($)        ($)         ($)(1)           ($)         #(2)         ($)(3)
                                   ---------  ---------  ---------  ---------------  -----------  -----------  -------------
Larry W. Burke, President               1997    216,491     21,000         5,505         --           15,750        62,208
  and Chief Executive                   1996    206,250     --             6,997         --           15,000        66,506
  Officer                               1995    201,049     17,500         8,840         --           13,000        63,098

W. Michael Coutu,                       1997    180,479     11,900         2,408         --            8,600         9,498
  Vice President of                     1996    130,000     --             3,986         --            8,200        10,261
  Operations                            1995    113,529      6,400         5,036         --            7,500         7,892

David W. Pheteplace, (4)                1997    293,708     19,000        --             --           50,000           697
  Vice President and General            1996     --         --            --             --           --            --
  Manager of North                      1995     --         --            --             --           --            --
  American Operations

Leong Chun Kin, (5)                     1997    214,625     --            --             --            8,400        --
  Managing Director,                    1996    216,020     --            --             --           --            --
  Asia Pacific Operation                1995     40,426     --            --             --           --            --

J. Henk van Melsen, (6)                 1997    158,114     --            --             --            8,400        36,434
  Managing Director,                    1996    198,106     --            --                           8,000        39,207
  European Operations                   1995    200,904      4,018        --             --            6,000        35,233

------------------------

(1) Represents imputed interest for 1997 attributable to interest-free loans authorized by the Board of Directors in connection with the purchase of Common Shares of the Company under the 1993 Employee Stock Purchase Plan.

(2) Represents options granted in 1997 under the 1993 Employee and Non-Employee Director Stock Option Plan.

(3) Includes contributions by the Company on behalf of the named persons and the group to the Company's Retirement Plan and 401(k) Plan, and pursuant to deferred compensation agreements. Effective May 10, 1990, the Company entered into a deferred compensation agreement with Mr. Burke. The deferred compensation agreement provides for payments of $50,000 per year to a trust administered by PNC Bank, Kentucky, Inc., Louisville, Kentucky, as supplemental retirement income benefits to Mr. Burke. The Company also entered into a deferred compensation agreement with Mr. van Melsen on January 1, 1994, requiring the Company to contribute to a fund administered by Swiss Life Insurance for supplemental retirement benefits in addition to the Netherland's government pension plan. The 1997 fiscal contribution to this fund was $36,434. These agreements continue until termination of the respective employment relationships.

(4) Mr. David W. Pheteplace was appointed Vice President and General Manager of North American Operations as of September 10, 1996. His salary for fiscal 1997 includes a $15,000 signing bonus, a $27,750 stock award (5,842 shares), and $99,911 of reimbursement for moving and relocation expenses.

(5) Mr. Leon Chun Kin was appointed Managing Director, Asia Operations, as of March 29, 1995.

(6) Mr. J. Henk van Melsen was appointed Managing Director, European Operations as of January 1, 1994.

    Each of the officers listed in the Summary Compensation Table serves for a term of one year.

    STOCK OPTIONS

    The following table shows the options granted to the named executive officers of the Company in fiscal 1997. These options are incentive stock options exercisable as to one-half the shares after the first anniversary of the date of grant and as to all the shares after the second anniversary of the date of grant and expire ten years after date of grant.

                                                 INDIVIDUAL GRANTS
                              -------------------------------------------------------        POTENTIAL REALIZABLE
                                              % OF TOTAL                                   VALUE AT ASSUMED ANNUAL
                                OPTIONS         OPTIONS                                  RATES OF SHARE APPRECIATION
                                GRANTED       GRANTED TO      EXERCISE                         FOR OPTION TERM
                                  # OF       EMPLOYEES IN       PRICE     EXPIRATION   --------------------------------
            NAME               SHARES(1)      FISCAL YEAR      $/SHARE       DATE           5%($)           10%($)
----------------------------  ------------  ---------------  -----------  -----------  ---------------  ---------------
Larry W. Burke                   15,750             10.8          5.375      7/26/06         53,235          134,899
W. Michael Coutu                  8,600              5.9          5.375      7/26/06         29,068           73,659
David W. Pheteplace              50,000(2)          34.4          4.750      9/11/06        149,000          378,500
Leong Chun Kin                    8,400              5.8          5.375      7/26/06         28,392           71,946
J. Henk van Melsen                8,400              5.8          5.375      7/26/06         28,392           71,946
All optionees                   145,550            100.0         --           --            471,484        1,195,666
All shareholders                   --                            --           --         16,534,166(3)    41,897,967(3)
% of all shareholder gain                                                                      2.9%             2.9%

------------------------

(1) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (10 years). The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not in any way represent the Company's estimate or projection of future stock prices. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Company's Common Stock, the continued employment of the Named Executive Officer holding the option through its vesting period and the subsequent exercise of the option by the Named Executive Officer.

(2) Mr. Pheteplace was awarded incentive stock options in conjunction with his appointment to the position of Vice President and General Manager of North America. This grant was priced at 100% of the fair market value on the date of grant.

(3) Calculated by applying assumed 5% and 10% appreciation through the year 2006, less the value of outstanding shares at June 30, 1997, with assumed market price of $5.375.

    There were no stock options exercised by the executive officers named in the Summary Compensation Table in fiscal 1997.

    The following table sets forth the number of unexercised options held at June 30, 1997 by each of the Company's executive officers named in the Summary Compensation Table, and the related values of such options at June 30, 1997. The value of unexercised options at June 30, 1997 is based upon a market value at June 30, 1997 of $5.875 per Common Share.

                         FISCAL YEAR END OPTION VALUES

                           NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                  OPTIONS               IN-THE-MONEY OPTIONS
                            AT JUNE 30, 1997 (#)      AT JUNE 30, 1997 ($)(1)
                         --------------------------  --------------------------
         NAME            EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------  -----------  -------------  -----------  -------------
Larry W. Burke              138,297        23,250       150,000         7,875
W. Michael Coutu             23,400         8,400        --             4,300
David W. Pheteplace          --            50,000        --            56,250
Leong Chun Kin               --             8,400        --             4,200
J. Henk van Melsen           10,000        12,400        --             4,200

------------------------

(1) Value is calculated by (i) subtracting the exercise price per share from the fiscal year-end market value of $5.875 per share and (ii) multiplying by the number of shares subject to the option. Options that have an exercise price equal to or greater than the fiscal year-end market value are not included in the value calculation.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

    The Compensation Committee and Stock Option Committee of the Board of Directors has responsibility for the Company's executive compensation program. The Committee is currently comprised solely of Non-Employee directors. The Committee is chaired by Mr. Richard W. Strain. The other Committee members are Mr. Richard L. Mattox, Mr. Ben M. Streepey and Ms. Diane T. Maynard. The following report is submitted by the members of the Compensation Committee and the Stock Option Committee.

                                     * * *

    The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. The Company's compensation philosophy is to ensure that the delivery of compensation, both in the short- and long-term, is consistent with the sustained progress, growth and profitability of the Company and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of the Company, and thereby enhance shareholder value, by linking the financial interests of the Company's executives with those of its long-term shareholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

    The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental three elements:

    - a base salary that is determined by individual contributions and sustained performance within an established competitive salary range. Pay for performance recognizes the achievement of financial goals, accomplishment of corporate and functional objectives, and performance of individual business units of the Company.

    - an annual incentive cash bonus that is directly tied to corporate and business unit performance measures.

    - a long-term incentive program that rewards executives when shareholder value is created through increase in the market value of the Company's Common Shares. Stock option grants focus executives on managing the Company from the perspective of an owner with an equity position in the business.

    BASE SALARY. The salary, and any periodic increase thereof, of the President and Chief Executive Officer was and is determined by the Board of Directors of the Company based on recommendations made by the Compensation Committee. The salaries, and any periodic increases thereof, of the Vice President, Treasurer and Chief Financial Officer, the Vice President of Operations, and the Vice President and General Manager of North America, were and are determined by the Board of Directors based on recommendations made by the President and Chief Executive Officer and approved by the Committee.

    The Company, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published data covering the electrical/electronics industry and industry in general. The level of base salary compensation for officers and key executives is determined by both their scope and responsibility and the established salary ranges for officers and key executives of the Company. Periodic increases in base salary are dependent on the executive's proficiency of performance in the individual's position for a given period, and on the executive's competency, skill and experience.

    BONUS PAYMENTS. The bonus compensation program for the Company's officers is subject to annual review by the Compensation Committee and requires annual approval of the Board of Directors.

    Under the bonus plan for executive officers and key employees for fiscal year 1997, executive officers were eligible for a first tier bonus award provided the consolidated pretax income of the Company and subsidiaries for fiscal year 1997 exceeded the reported pretax income for fiscal year 1996. A second tier, or added bonus, was payable to executive officers provided the consolidated pretax income for fiscal year 1997 exceeded the pretax income objectives outlined in the fiscal year 1997 annual financial plan. The bonus awards under both tiers were predicated upon a formula whereby bonuses increased in proportion to the level of pretax income over fiscal year 1996 and the financial plan objectives for fiscal year 1996, respectively. Bonus awards for first tier financial performance were made to executive officers up to 10% of base compensation in fiscal year 1997.

    The bonus plan for fiscal year 1998 will be similar to the fiscal year 1997 plan with updated financial performance measurements.

    LONG-TERM INCENTIVE PLANS. The Company's long-term incentive compensation program is intended to align executive interest with the long-term interests of shareholders by linking executive compensation with enhancement of shareholder value. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant long-term equity ownership position in the Company's Common Shares.

    Currently, the Company's Long-Term Incentive Plan is comprised of the 1993 Employee and Non-Employee Director Stock Option Plan. This plan was adopted by the Board of Directors on September 13, 1993, and approved by the shareholders of the Company at the 1993 annual meeting of the shareholders held on November 4, 1993. Pursuant to this plan 500,000 Common Shares were made available for the grant of stock options to Non-Employee Directors of the Company and key employees of the Company and its subsidiaries as determined by the Stock Option Committee. An amendment authorizing an additional 500,000 Common Shares to be made available for grants of stock options under the 1993 Employee and Non-Employee Director Stock Option Plan was adopted by the Board of Directors on July 31, 1997, subject to shareholder approval.

    On May 28, 1992, the Board of Directors adopted the 1993 Employee Stock Purchase Plan to provide executive officers and other key employees with the opportunity to purchase Common Shares and thereby establish or increase their equity position in the Company. As an added incentive to participants in this plan, the Company awarded a matching number of Common Shares in proportion (not more than 50%) to the Common Shares purchased and provided interest-free loans to the participants, subject to the discretion of the Board of Directors. The Company's matching shares vest with the participants who remain in the employment of the Company in three equal annual installments starting in September, 1994. Loans to employees are payable over periods not to exceed ten years. Participation in the Plan was completed in fiscal 1993 and the Plan expired with respect to new participation on November 10, 1993.

    SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEES

                                          Mr. Richard W. Strain
                                          Mr. Richard L. Mattox
                                          Ms. Diane T. Maynard

STOCK PERFORMANCE GRAPH

    The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the NASDAQ market composite (U.S. Companies) and the Peer Group Index for the five years ending June 30, 1997. The Peer Group consists of AMP Inc., Methode Electronics, Inc., Molex Incorporated and Thomas & Betts Corporation. The Peer Group consists of publicly-held companies, all of which participate in the electronic connector industry in varying degrees with respect to their total sales volume. All of these companies are significantly larger than Robinson Nugent, Inc. in terms of sales and assets. The comparison assumes that $100 was invested on June 30, 1992, in the Company's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 AMONG ROBINSON NUGENT, INC., THE NASDAQ STOCK
                      MARKET (U.S.) INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ROBINSON NUGENT, INC.   PEER GROUP     NASDAQ STOCK MARKETUS
6/92                         100           100                        100
6/93                         211           118                        126
6/94                         183           137                        127
6/95                         299           170                        169
6/96                         185           172                        218
6/97                         198           206                        265

 * $100 invested on 6/30/92 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

CERTAIN TRANSACTIONS

    Richard L. Mattox, Secretary, Corporate Counsel and a member of the Board of Directors of the Company, is a partner in the law firm of Mattox & Mattox, with offices in New Albany, Indiana. That firm was retained by the Company as legal counsel during fiscal 1997, and it is anticipated that such relationship will continue in the current fiscal year.

    Jerrol Z. Miles, a director of the Company, is a Senior Vice President of National City Bank, Kentucky, with which the Company maintains a commercial banking relationship including a $9,000,000 credit facility. The Company utilized this loan facility during fiscal 1997 and incurred interest charges of $436,150 on borrowed funds. In fiscal 1997, the Company made periodic investments in short-term securities administered by National City Bank, Kentucky, and the Company received interest payments of approximately $26,905 thereon.

    The Board of Directors believes that the transactions described above were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

    In September 1992, pursuant to the terms of the Company's Employee Stock Purchase Plan, Messrs. Burke, and Coutu borrowed $165,000 and $94,000, respectively, from the Company to purchase Common Shares of the Company. These loans are non-interest bearing and are payable over a period not to exceed ten years. At June 30, 1997, the principal balance of the loan to Mr. Burke was $64,660. Mr. Coutu paid off his loan in January 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company to file initial reports of ownership and reports of changes in ownership of the Common Shares of the Company. The officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all reports required by Section 16(a) of the Securities Exchange Act of 1934 related to market transactions in the Common Shares of the Company were timely filed.

               2. RATIFICATION OF AMENDMENT OF THE 1993 EMPLOYEE
                  AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    In 1993, the Board of Directors adopted, and the shareholders approved, the Company's 1993 Employee and Non-Employee Director Stock Option Plan (the "Stock Option Plan") to purchase up to an aggregate of 500,000 of the Company's Common Shares. Under the terms of the Stock Option Plan, the Company was authorized to grant to key employees incentive stock options ("ISOs") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and to grant non-qualified stock options ("NQSOs") to directors of the Company who are not employees of the Company or its subsidiaries ("Non-Employee Directors"). On July 31, 1997, the Board adopted an amendment to the Stock Option Plan, subject to shareholder approval, that will authorize an additional 500,000 Common Shares to be made available for grants of stock options under the Stock Option Plan.

    Common Shares issued under the Stock Option Plan may be either authorized and unissued shares or previously issued shares acquired by the Company as treasury stock. Common Shares subject to options returned to the Company shall be available for future awards under the Stock Option Plan. The Stock Option Plan is intended to ensure that the Company will continue to attract and retain key employees and directors who can be expected to contribute to the Company's growth and success.

    Because option grants under the Stock Option Plan to other than Non-employee Directors will be within the discretion of the Stock Option Committee of the Board of Directors, as described herein, the Company cannot now determine the number of options to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group. The Stock Option Plan provides for the grant as of the Effective Date of the Stock Option Plan as defined therein, and on each anniversary of the Effective Date, to each Non-Employee Director of options to purchase 4,000 Common Shares, subject to the terms of the Stock Option Plan. All options granted to Non-Employee Directors will have an option price equal to the fair market value of the Common Shares on the date of the grant of the option. Pursuant to these provisions, options to purchase Common Shares were granted to the seven Non-Employee Directors of the Company in September 1996. For information concerning former stock option plans, see the discussion on Long Term Incentive Plans under "Report of the Compensation and Stock Option Committees" above.

    The following summary of the Stock Option Plan is qualified in its entirety by the full text of the Stock Option Plan, a copy of which may be obtained by shareholders of the Company upon request directed to the Company's Treasurer at 800 East Eighth Street, New Albany, Indiana 47150.

ADMINISTRATION OF THE PLAN

    The Stock Option Plan will be administered by a Stock Option Committee of the Board of Directors of the Company (the "Committee") consisting of two or more directors of the Company, each of whom shall be a "disinterested person" with respect to the Stock Option Plan within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee of the Company initially will also serve as the Stock Option Committee. Mr. Mattox, Secretary and a member of the Board of Directors of the Company, will be treated as a Non-Employee Director under the Stock Option Plan. The Committee has the full power, in its discretion and subject to any restrictions on such power established by the Board of Directors, to interpret the provisions of the Stock Option Plan and to take such action as the Committee deems necessary or advisable for the administration of the Stock Option Plan, pursuant to the terms of the Stock Option Plan. Decisions by the Committee are, in all respect, final, conclusive and binding on the Company and the participants under the Stock Option Plan.

ELIGIBILITY

    Those persons determined from time to time by the Committee to be "key employees" of the Company and its subsidiaries are eligible to receive options under the Stock Option Plan. As of the date of this Proxy statement, there were approximately 35 employees eligible to receive options as key employees. There are also eight Non-Employee Directors eligible to receive options. Only NQSOs will be granted to Non-Employee Directors.

TERM OF THE STOCK OPTION PLAN

    The Stock Option Plan became effective as of September 13, 1993, the date upon which the Board of Directors of the Company adopted the Stock Option Plan (the "Effective Date"), and shall terminate ten years after the Effective Date.

STOCK OPTIONS

    The Committee may grant ISOs and/or NQSOs to participants (the "Stock Options").

    ISOs may only be granted to "employees" of the Company and its subsidiaries within the meaning of that term under Section 3401(c) of the Code. No ISO may be granted to an officer or employee who owns stock representing more than 10% of the total voting power of all classes of stock of the Company (a "10% shareholder") unless the option price for such ISO is at least 110% of the fair market value of the Common Shares on the date of grant and such ISO is not exercisable after the expiration of five years from the date such option is granted. In addition, in the event the total fair market value of an ISO grant or grants exercisable for the first time by a Participant in a given year exceeds $100,000, valued as of the date of the grant of the ISOs, then any such options in excess of $100,000 shall be treated as NQSOs.

    NQSOs are not qualified for special tax treatment nor do they need to conform to special limitations of the Code associated with ISOs.

    Except with respect to the NQSOs granted to Non-Employee Directors as previously described herein, the Committee will determine the number of shares to be covered by each option. The purchase price of each Common Share subject to an option shall be fixed by the Committee at an amount per Common Share not less than the fair market value per Common Share on the date of grant of the option; provided, however that the purchase price of each Common Share subject to an option granted to a Non-Employee Director shall be the fair market value per Common Share on the date of the option. The fair market value of the Common Shares subject to an option shall be the closing price per Common Share on the date of grant as reported by NASDAQ or any securities exchange. The option agreement will state the purchase price of the Common Shares subject to the option.

    All options granted under the Stock Option Plan shall be exercisable as to one-half of the Common Shares subject to the option from and after the first anniversary of the date of grant, and as to all of the Common Shares subject to the option from and after the second anniversary of the date of grant. Exercisable options may be exercised during the term thereof in whole or in part at any time and from time to time; provided, however, that no optionee shall exercise any option to purchase less than 100 Common Shares at one time (unless a lessee number represents the total number of Common Shares which may be exercised under the particular option).

    Under the terms of the Stock Option Plan, options granted to an employee who ceases to be employed by the Company or one of its subsidiaries shall terminate immediately as to any unexercised portion thereof; provided however, that the Committee, in its discretion, may permit a terminated optionee to exercise certain unexercised options at any time within three months after the effective date of the cessation of the optionee's employment. If any cessation of employment is due to retirement with the consent of the Company or permanent and total disability, the optionee shall have the right to exercise the option with respect to the shares for which it could have been exercised on the effective date of cessation of employment, at any time within three months after such cessation of employment due to retirement and with the consent of the Company or at any time within twelve months after such cessation of employment due to permanent and total disability. In the event of the death of a person while in the employ of the Company or any of its subsidiaries or within the period following termination of employment during which an option remains exercisable pursuant to the terms of the Stock Option Plan, the optionee's heir(s) or personal representative, as the case may be, shall have the right to exercise the option with respect to the Common Shares for which it could have been exercised on the date of death, at any time within twelve months from the date of death, subject to the terms of the Stock Option Plan.

    Options granted to a Non-Employee Director who ceases to serve as a director of the Company for any reason other than death, and which such options are exercisable or become exercisable during the three month period following the cessation of the person as a director of the Company, shall be exercisable at any time within three months after such person ceases to be a director of the Company, subject to the terms of the Stock Option Plan. In the event of the death of a Non-Employee Director, such Non-Employee Director's heir(s) or personal representative, as the case may be, shall have the right to exercise any unexercised option which could have been exercised on the date of death, at any time within twelve months from the date of death, subject to the terms of the Stock Option Plan.

    Stock options may be exercised by the Participant in accordance with the terms of the related option agreement. The exercise price may be paid in cash, Common Shares (whether by delivery of previously owned Common Shares or by having the Company withhold a portion of the Common Shares to be received) having a fair market value at the time of exercise equal to the option price, or in a combination thereof. Promptly after the exercise of an option and the payment in full of the purchase price for the Common Shares subject to the option, the individual exercising the option shall be entitled to the issuance of a certificate or certificates evidencing ownership of such Common Shares.

    During the life of a Participant, options granted under the Stock Option Plan will be exercisable only by such person or, if disabled, by such person's guardian or legal representative. In the event of a participant's death, the Participant's heirs or legal representative may exercise the option within twelve months from the date of death.

    Each option granted under the Stock Option Plan shall expire within the period prescribed in the option agreement relating to the option, which shall not be more than ten years from the date the option is granted if the optionee is not a 10% Shareholder. The option agreement shall state the date of the grant of the option.

CHANGE OF CONTROL, DISSOLUTION, AND LIQUIDATION

    Upon the occurrence of a change of control event, as defined in the Stock Option Plan, or in the event the Company adopts all necessary resolutions approving a plan to dissolve or liquidate the Company, the Company shall provide written notice to the optionees (the "Notice"). All unvested options shall vest immediately upon delivery of this Notice to the optionees. Upon the occurrence of a change of control event, the Company shall have the right, but not the obligation, to terminate all outstanding options as of the 30th day immediately following the date of the sending of the Notice by including a statement to such effect in the Notice; further, upon delivery of the Notice and regardless of whether the Company elects to terminate the outstanding options, the optionees shall have the right to immediately exercise all outstanding options in full during the 30-day period immediately following the date of the sending of the Notice. With respect to dissolution or liquidation, all exercised options outstanding as of the 30th day immediately following the date of the sending of the Notice shall terminate.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board may at any time amend or modify the terms of the Stock Option Plan in any respect except that, without the approval of the shareholders of the Company, the Board may not increase the number of shares as to which options may be granted under the Stock Option Plan, change the class of shares for which options may be granted under the Stock Option Plan, change the designation of the employees or class of employees eligible to receive options under the Stock Option Plan, change the provisions concerning the option price, increase the maximum period during which options may be exercised, or extend the term of the Stock Option Plan; and provided further that the provisions with respect to the grant of options to Non-Employee Directors shall not be subject to amendment more than one time in any period of six consecutive months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

WITHHOLDING TAXES AND NET EXERCISE OPTIONS

    The Committee shall have the right to require optionees or their agents to remit to the Company amounts sufficient to satisfy any federal, state or local income, employment, or other tax withholding requirements (or make other arrangements satisfactory to the Company with regard to such taxes) at such times as the Company deems necessary or appropriate for the compliance with such laws.

FEDERAL INCOME TAX CONSEQUENCES

    The Stock Option Plan provides for the issuance of both options qualified as ISOs within the meaning of Section 422 of the Code and NQSOs which are not so qualified. The federal income tax consequences to the Company and its subsidiaries and to the optionee arising out of the grant and exercise of these options and out of the subsequent sale of the Common Shares are similar in certain respects and significantly different in other respects.

    INCENTIVE STOCK OPTIONS. Pursuant to Section 422 of the Code, the grant of an ISO under the Stock Option Plan will have no federal income tax consequences to the Company or to the optionee. Except for alternative minimum tax purpose, the exercise of an ISO pursuant to the Stock Option Plan will have no federal income tax consequences to the Company or to the optionee provided the holding periods set forth below are met, and provided further, that the ISO is exercised by an optionee who was an employee of the Company or subsidiary until (a) the date of exercise; (b) a date within one year of the date of exercise if (i) the optionee's employment is terminated because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code), or (ii) the option is exercised after the optionee's death by the estate of the optionee or by the person who acquired the right to exercise such option by bequest or inheritance; or (c) a date within three months of the date of exercise if the optionee retires with the consent of his or her employer or the Committee otherwise permits the terminated optionee to exercise options. For purposes of computing the optionee's alternative minimum tax, the option will be treated as if the option was a NQSO. See "Non-Qualified Stock Options."

    If the optionee exercises an ISO pursuant to the Stock Option Plan for cash or cash equivalents within the required exercise period, the optionee's basis in the Common Shares acquired will equal the exercise price. If the optionee uses Common Shares of the Company as payment for Common Shares acquired in the exercise of an ISO pursuant to the Stock Option Plan, the optionee's basis in the Common Shares acquired generally will equal the optionee's basis in the Common Shares surrendered plus any gain recognized on the exchange, plus any cash or cash equivalents paid at the time of exercise. In addition, any gain or loss on the difference between the basis in the Common Shares surrendered and the fair market value of such Common Shares at the time of the exchange generally will not be recognized for federal income tax purposes under Section 1036 of the Code, provided the Common Shares surrendered, if acquired pursuant to the exercise of an ISO or an option granted under certain other plans prescribed in the Code, were held until a date two years after the grant of such option and one year after its exercise.

    An optionee generally will recognize capital gain or loss upon the sale of Common Shares acquired by the optionee by an exercise of an ISO, provided the Common Shares are sold at least two years after the grant of the option and at least one year after the optionee received the Common Shares and provided the optionee is not a dealer in securities. Any such capital gain may increase the amount of capital losses, if any, deductible by the optionee in the year of such gain under Section 1211 of the Code.

    An optionee generally will recognize ordinary income upon the sale of common Shares acquired by the optionee by the exercise of an ISO if such sale is made within two years of the date of grant of such option or within one year of the date such Common Shares were transferred to the optionee. The amount of such ordinary income recognized will equal the lesser of (a) the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and (b) the gain realized upon the disposition of the Common Shares. Officers, directors and beneficial owners subject to Section 16(b) of the Exchange Act may have additional tax consequences in connection with the exercise of options and the sale of Common Shares acquired thereby. In the event that an optionee recognizes ordinary income as described in this paragraph, and certain conditions are met, the Company may be entitled to an income tax deduction in the amount of the ordinary income recognized by the optionee. If the excess of the fair market value of the Common Shares over the exercise price is the basis for determining the amount of ordinary income recognized by the optionee, any additional gain recognized by the optionee on the disposition of the Common Shares generally will be capital gin if the optionee is not a dealer in securities.

    NON-QUALIFIED STOCK OPTIONS. Options which do not qualify as ISOs within the meaning of Section 422 of the Code are referred to as NQSOs. The grant of a NQSO pursuant to the Stock Option Plan generally will have no federal income tax consequences to the Company or to the optionee. However, upon exercise of a NQSO granted pursuant to the Stock Option Plan, an optionee with the exception, under certain circumstances, of an optionee who is an officer, director or 10% Shareholder of the Company (collectively, "Insiders") is deemed to have received ordinary income in an amount equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and, if appropriate withholdings are made and other conditions are met, that amount is deductible by the Company. As indicated, under certain circumstances, an optionee who is an Insider may be subject to the restrictions on transfer of shares imposed by Section 16(b) of the Exchange Act. In that case, optionees who are Insiders will be deemed to have received ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the date the
Section 16(b) restrictions lapse over the exercise price. Pursuant to Section 83(b) of the Code and the Treasury Regulations thereunder, Insiders may elect in the alternative to include in income the excess of the fair market value of the Common Shares on the date of exercise over the exercise price. An election pursuant to Section 83(b) of the Code may not be revoked without the consent of the Commissioner of the IRS and must be made in writing within thirty days of the transfer to the optionee of Common Shares acquired pursuant to the exercise of an option.

    The optionee's basis in the Common Shares acquired pursuant to the exercise of an NQSO is equal to the fair market value of the Common Shares at the date used to determine the amount to be included in the optionee's income as ordinary income. Upon the disposition of Common Shares acquired upon the exercise of an NQSO granted pursuant to the Stock Option Plan, the optionee generally will recognize capital gain or capital loss, as the case may be, to the extent of the difference between the optionee's basis in the Common Shares and the sale price, provided the optionee is not a dealer in securities.

    THE FOREGOING INFORMATION WITH RESPECT TO FEDERAL INCOME TAX CONSEQUENCES SHALL NOT IN ANY CASE BE INTERPRETED AS TAX ADVICE.

    In order for the amendment to the Stock Option Plan to receive shareholder approval, a majority of the Common Shares represented and entitled to vote at the Annual Meeting must be affirmatively voted FOR approval of this proposal. The Board of Directors recommends that shareholders vote FOR approval of this proposal.

                        3. RATIFICATION OF SELECTION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

    Subject to ratification by the shareholders, the Board of Directors has selected Deloitte & Touche LLP as certified public accountants for the Company for the fiscal year ending June 30, 1998. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company. In order for Deloitte & Touche LLP to be ratified as the certified public accountants for the Company for the fiscal year ending June 30, 1998, a majority of the Common Shares represented and entitled to vote at the Annual Meeting must be affirmatively voted FOR approval of this proposal.

    The Board of Directors determined not to continue the engagement of Coopers & Lybrand L.L.P., which acted as certified public accountants for the Company for fiscal 1997, based on the recommendation of the Audit Committee of the Board of Directors.

    Coopers & Lybrand L.L.P. reports for the fiscal years ended June 30, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified in any respect. There were no disagreements with that firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and to have the opportunity to make statements if they so desire, and the representatives of Coopers & Lybrand L.L.P. will be available to respond to appropriate questions concerning the fiscal 1997 audit.

                                3. OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting; then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          Richard L. Mattox, Secretary

October 3, 1997

                                     PROXY
                             ROBINSON NUGENT, INC.
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 6, 1997

The undersigned hereby appoints SAMUEL C. ROBINSON and LARRY W. BURKE, and each of them, the proxies of the undersigned, with full power of substitution, to vote all Common Shares of Robinson Nugent, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held NOVEMBER 6, 1997, or any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS:

/ / FOR all nominees listed below (except    / / WITHHOLD AUTHORITY to vote for all
as                                           nominees listed below.
marked to the contrary below).

 Samuel C. Robinson, Jerrol Z. Miles, Richard W. Strain, Donald C. Neel and Ben
                                  M. Streepey

(INSTRUCTION: To WITHHOLD authority to vote for any individual nominee, write that nominee's name on the space provided below.)
________________________________________________________________________________

2. Proposal to amend the 1993 Robinson Nugent, Inc. Employee and Non-Employee Director Stock Option Plan.

        / / FOR                  / / AGAINST                  / / ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

        / / FOR                  / / AGAINST                  / / ABSTAIN

4. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

Your vote is important. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose.

                                         Dated: _________________________ , 1997
                                         _______________________________________
                                                      (Signature)
                                         _______________________________________
                                                      (Signature)

                                         Please date this proxy. If shares are
                                         held jointly, both joint owners should
                                         sign. If signing as attorney, executor,
                                         administrator, guardian or in any other
                                         representative capacity, please give
                                         your full title as such.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.